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                                                                      EXHIBIT 21

SUBSIDIARIES OF PDG ENVIRONMENTAL, INC.

Name of Subsidiary                               State of Formation
------------------                               ------------------
Project Development Group, Inc.                         PA

PDG, Inc.                                               PA

Enviro-Tech Abatement Services Co.                      NC

Servestec, Inc.                                         FL

PDG of Delaware, Inc. *                                 DE

DPI Energy, Inc.*                                       PA

Asbestemps, Inc.*                                       DE

Applied Environmental Technology, Inc. *                DE

Applied Consulting & Technical Services, Inc. *         DE

*     Inactive subsidiaries